SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) July 29, 1998

                          Birmingham Steel Corporation
        (Exact name of registrant as specified in its charter)

    Delaware                     1-9820                    13-3213634
-------------------     -------------------------      -----------------------
State or other          (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation



1000 Urban Center Drive, Suite 300
Birmingham, Alabama                                         35242-2516
--------------------------------------------              --------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (205) 970-1200

Item 5.  Other Events

         On July 29, 1998, Birmingham Steel Corporation (the "Company") issued a press release announcing its decision to write off the net carrying value of its equity investment in Laclede Steel Company, and announcing the resignations of Robert A. Garvey, Joseph Alvarado, and William R. Lucas, Jr. from the Laclede Board of Directors. The press release is set forth as Exhibit 99-1.

         On August 12, 1998, the Company issued a press release announcing final results for the fourth quarter, and announcing earnings for the fiscal year ended June 30, 1998. The press release is set forth as Exhibit 99-2.

Item 7.  Financial Statements and Exhibits

             (c)  Exhibits

                  99-1 Press release dated July 29, 1998.
                  99-2 Press release dated August 12, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           BIRMINGHAM STEEL CORPORATION
                                          (Registrant)


Date:  August 27, 1998               By:   William R. Lucas, Jr.
                                           ---------------------
                                           William R. Lucas, Jr.
                                     Its:  Executive Vice President -
                                             Administration and General Counsel

                                  EXHIBIT INDEX

         99       Certain press releases issued by Birmingham Steel Corporation

                                                              EXHIBIT 99-1

FOR IMMEDIATE RELEASE               Contact:William R. Lucas, Jr.
                                            Executive Vice President -
                                            Administration and General
                                            Counsel
                                           (205) 970-1231

               BIRMINGHAM STEEL WRITES DOWN INVESTMENT IN LACLEDE;
              COMMENTS ON EXPECTED RESULTS FOR FOURTH QUARTER 1998

BIRMINGHAM, Ala. (July 29, 1998) - Laclede Steel today announced that a significant restructuring of Laclede would result in substantial losses in their second quarter. As a result, Birmingham Steel Corporation has decided that it will write off the net carrying value of its 25.4 percent equity investment in Laclede in its fourth quarter financial results and fiscal year ended June 30, 1998. Final results will be released on August 12, after completion of Birmingham Steel's annual audit.

         Birmingham Steel had expected to report net income for the quarter ended June 30, 1998, of approximately $2.5 million to $3.0 million, or $.08 to $.10 per share. These results included gains from the sale of property and income from settlements with electrode suppliers relating to price fixing issues in the electrode industry. Excluding special items, the Company had anticipated net income from operations of approximately $.02 to $.04 per share, which was in line with the expectations of most analysts. As a result of the Laclede write-off, however, Birmingham Steel will record a fourth quarter charge of $12.3 million, or approximately $.25 per share, resulting in a net loss of approximately $3.9 million to $4.4 million, or $(.13) to $(.15) per share, for the quarter. Birmingham Steel now estimates its net income for the fiscal year in a range of $1.0 million to $1.5 million, or $.03 to $.05 per share. Fiscal 1998 final results will be released on August 12.

         Robert A. Garvey, Chairman and Chief Executive Officer of Birmingham Steel Corporation, commented, "We had expected improved financial results for our fourth quarter. However, given the operating challenges and financial uncertainties facing Laclede, we believe that it is in the best interest of Birmingham Steel's shareholders to fully discount the Laclede investment at this time. Birmingham Steel will continue to hold 25.4 percent of the outstanding shares of Laclede. However, pursuant to the accounting provisions for equity investments, future Laclede financial results will not adversely impact Birmingham Steel's financial statements in the future."

         Birmingham Steel also announced that Garvey, Joseph Alvardo and William Lucas, three of the Company's officers, have resigned as directors of Laclede effective immediately. Following this action, no representatives of Birmingham Steel will hold positions on the Laclede board of directors. In addition, the Company has advised Ivaco, Inc., which through an affiliate owns 25 percent of Laclede's common stock, that Birmingham Steel intends to cancel its proxy over the Ivaco shares and vote Birmingham Steel's shares neutrally in the future.

         Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The Company produces steel reinforcing bar, merchant products and SBQ (special bar quality) bar, rod and wire. The common stock of Birmingham Steel Corporation is traded on the New York Stock Exchange under the symbol "BIR."

Notice: Except for historical information, the matters described in this document, including statements concerning the Company's results for the fourth fiscal quarter ended June 30, 1998, are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, unanticipated start-up and operating expenses, equipment breakdowns or failures, financing considerations, the completion of the review of the Company's financial records and reports by its outside auditors, and the performance of the various joint ventures in which the Company is involved, as well as other risks described from time to time in the Company's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

-END-

                                                               EXHIBIT 99-2

                                                 Contact:   J. Daniel Garrett
                                                            Vice President-
                                                            Finance & Control
                                                            (205) 970-1213



FOR IMMEDIATE RELEASE


                          BIRMINGHAM STEEL CORPORATION
                ANNOUNCES FOURTH QUARTER AND FISCAL 1998 RESULTS

BIRMINGHAM, Ala. (August 12, 1998) Birmingham Steel Corporation (NYSE:BIR) today announced final results for the fourth quarter and earnings for the fiscal year ended June 30, 1998. Consistent with statements in a Company press release issued July 29, Birmingham Steel reported a net loss for the fourth quarter of $4,245,000, or $(.14) per share. Included in the fourth quarter results were one-time pre-tax charges of $12.4 million, or $.25 per share after tax, related to the write-off of the Company's 25.4% equity investment in Laclede Steel; and $2.1 million, or $.04 per share after tax, related to the write-down of other assets. Fourth quarter results also included pre-tax gains of $6.3 million, or $.11 per share after tax, from the sale of property and income from settlements with electrode suppliers. In addition, the Company incurred pre-tax start-up expenses primarily related to the Company's Memphis melt shop of $10.5 million, or $.20 per share after tax. For the same period of the previous fiscal year, net income was $1,555,000, or $.05 per share, including pre-tax charges for unusual items of $4.5 million, or $.09 per share after tax.

         Net sales for the fiscal 1998 fourth quarter were $282,820,000 compared with net sales of $277,528,000 reported for the same period last year. Shipments increased to 830,000 tons compared with 811,000 tons shipped in the fourth quarter of fiscal 1997.

         For the fiscal year ended June 30, 1998, the Company reported net income of $1,629,000, or $.05 per share. Results for the year included pre-tax charges of $15.1 million, or $.30 per share after tax, related to the Company's share of operating losses at Laclede and the write-off of the Laclede investment; and $2.1 million, or $.04 per share after tax, related to the write-down of other assets. Fiscal 1998 results also included pre-tax gains of $9.6 million, or $.17 per share after tax, from the sale of property and income from settlements with electrode suppliers. Pre-operating and start-up expenses, primarily related to the Memphis melt shop, totaled $34.2 million before tax, or $.69 per share after tax. For the prior fiscal year, the Company reported net income of $14,417,000, or $.50 per share, including pre-tax charges for unusual items of $15.2 million, or $.30 per share after tax.

         Net sales for fiscal 1998 increased 16% to $1,136,019,000 compared with $978,948,000 for fiscal 1997. Steel shipments for fiscal 1998 were 3,329,000 tons, up 17% from 2,836,000 tons in the prior fiscal year.

         Robert A. Garvey, Chairman and Chief Executive Officer, stated, "Fiscal 1998 was a record year for sales and shipments. The Company's net sales exceeded $1 billion for the first time, reflecting strong business conditions and continued diversification of our product mix. With the exception of previously reported start-up problems at our new Memphis melt shop and operating losses at our West Coast scrap facility, we achieved overall solid performance at our operating divisions.

         "As we reported earlier, given the operating challenges and financial uncertainties facing Laclede, we believe it was in the best interest of Birmingham Steel's shareholders to fully discount the Laclede investment. As a result of this action, Laclede financial results will not adversely impact Birmingham Steel's financial statements in the future, although Birmingham Steel will continue to hold 25.4% of the outstanding shares of Laclede."

         Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The Company produces steel reinforcing bar, merchant products and SBQ (special bar quality) bar, rod and wire. The common stock of Birmingham Steel Corporation is traded on the New York Stock Exchange under the symbol "BIR."

Notice: Except for historical information, the matters described in this document are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, unanticipated start-up and operating expenses, equipment breakdowns or failures, financing considerations, and the performance of the various joint ventures in which the Company is involved, as well as other risks described from time to time in the Corporation's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Corporation disclaims any intent or obligation to update such forward-looking statements. Comparisons of results for current and prior periods are not necessarily indicative of future performance and should not be relied on for any purpose other than as historical data.


                      BIRMINGHAM STEEL CORPORATION
                         Financial Highlights
             (in thousands, except per share amounts)

                              Three Months Ended      Twelve Months Ended
                                 June 30,                June 30,
                            --------------------     ----------------------
                               1998      1997         1998           1997
                            ---------  ---------     ----------   ---------
Revenues                    $282,820    $277,528     $1,136,019   $ 978,948
Net income (loss)           $ (4,245)   $  1,555     $    1,629   $  14,417
Earnings (loss) per share   $   (.14)   $    .05     $      .05   $     .50
Average shares outstanding    29,647      29,677         29,674      29,091


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